                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-06129 of KRUG International Corp. on Form S-8 and in Registration Statement No. 33-88190 of KRUG International Corp. on Form S-3 of our reports dated June 1, 2001, appearing in the Annual Report on Form 10-K of KRUG International Corp. for the year ended March 31, 2001.


/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 27, 2001